SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2008

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective on June 30, 2008, Roanoke Gas Company (“Roanoke”), a utility subsidiary of RGC Resources, Inc. (“Resources”), entered into a new Promissory Note in the original principal amount of $28,000,000 in favor of Wachovia. This Note modifies a Promissory Note dated March 28, 2008, in the original principal amount of $15,000,000 delivered by Roanoke in favor of Wachovia. The new Note increases the principal amount of the existing Note.

In addition and in connection with the Promissory Note for Roanoke, Resources executed a new Unconditional Guaranty in favor of Wachovia Bank, National Association, unconditionally guaranteeing timely payment and performance of any obligations of Roanoke Gas Company to Wachovia.

The purpose of this Note is to provide working capital financing for the company’s operations. The current Note with Wachovia maintains the previous variable interest rate based upon 30-day LIBOR and a multiple-tier level for borrowing limits to accommodate seasonal borrowing demands. The multiple-tier approach minimizes the Company’s borrowing costs by improving the level of utilization on its line-of-credit arrangement and providing greater credit availability as borrowing requirements increase. When combined with the Promissory Note currently in place for Resources, these Notes provide for the following tiered aggregate borrowing limits:

Beginning	Available Line of Credit
June 30, 2008	$6,000,000
July 16, 2008	16,000,000
September 16, 2008	27,000,000
November 16, 2008	29,000,000
February 16, 2009	16,000,000

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

10.1	Promissory Note in the original principal amount of $28,000,000 by Roanoke Gas Company in favor of Wachovia Bank, National Association dated June 30, 2008.

10.2	Unconditional Guaranty by and between RGC Resources, Inc. and Wachovia Bank, National Association, dated June 30, 2008 for the benefit of Roanoke Gas Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: July 2, 2008	By:	/s/ Howard T. Lyon
Howard T. Lyon
Vice-President and Treasurer
(Principal Financial Officer)